Exhibit 99.1 Investor Presentation January 2019 0

Forward Looking Statements The statements contained in this presentation that are not historical facts are forward-looking statement based on management’s current expectations and beliefs concerning future developments and their potential effects on Capital Bancorp, Inc. (the “Company” or “Capital”) including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, and shareholder value creation. These statements are often, but not always, made through the use of words or phrases such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” "projects", "can", "ongoing", “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Capital or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. Accordingly, you are cautioned not to place undue reliance on forward-looking statements and that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the expected results expressed or implied by such forward-looking statements. Unless otherwise required by law, Capital also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this presentation. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of Capital after the date hereof. Certain of the information contained herein may be derived from information provided by industry sources. The Company believes that such information is accurate and that the sources from which it has been obtained are reliable. Capital cannot guarantee the accuracy of such information, however, and has not independently verified such information. While Capital is not aware of any misstatements regarding the industry data presented in this presentation, Capital's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Capital believes that its internal research is reliable, even though such research has not been verified by independent sources. This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. These non-GAAP financial measures should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company's non-GAAP financial measures as tools for comparison. See the Appendix to this presentation for a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures. 1

Thinking Ahead

Exceptional Management Team



Edward F. Barry
Chief Executive Officer

- Joined Capital Bank as Chief Executive Officer in 2012
- Prior to joining Capital Bank, Mr. Barry held senior positions at Capital One Bank, Bank of America, and E&Y/Capgemini where he held a variety of roles primarily focusing on marketing, data, analytics and strategy
- Recognized in 2017 as E&Y's Entrepreneur of the Year, Mid-Atlantic Region(1)



Scot R. Browning
President

- Joined Capital Bank as President in 2002
- Currently oversees the commercial lending department, which has grown from $13.7 million to over $810 million in funded loans during his tenure
- 30 years of banking experience primarily in commercial lending
- Prior leadership roles with United Bank, F&M Bank Allegiance and Century National Bank



Alan W. Jackson
Chief Financial Officer

- Named Chief Financial Officer of Capital Bank, N.A. in 2017
- Mr. Jackson has more than 30 years of financial services experience including previously serving as CFO of two publicly traded banks
- Immediately prior to joining Capital Bank, Mr. Jackson was a Senior Managing Director with FinPro and spent 5 years with Banker's Dashboard & S&P Global Market Intelligence



Karl Dicker
Chief Operating Officer

- Joined Capital Bank as COO in 2018
- Prior to joining Capital Bank, Mr. Dicker spent 16 years with Capital One Bank rising to Senior Vice President where he led Treasury Management Strategy, Marketing & Analytics and served as Head of Enterprise Payments
- Key experience also includes core system and CRM implementations, sales enablement, banking innovation, data and analytics

(1) Financial Services category.

2
CAPITAL BANCORP, INC.

Thinking Ahead

Exceptional Management Team



Nick Bryan
Chief Marketing Officer
GM – OpenSky®

- Joined Capital Bank in 2013
- Mr. Bryan leads the OpenSky® credit card business line for Capital Bank and manages the Bank's data analytics platforms
- Prior to Capital Bank, Mr. Bryan spent eight years with Capital One Bank in marketing, operations and corporate finance and began his career at Donaldson, Lufkin & Jenrette



Kathy M. Curtis
Chief Risk/Compliance Officer

- Joined Capital Bank in 2002
- Day to day responsibilities include all aspects of enterprise risk management including Bank Secrecy Act compliance, information security, and regulatory compliance
- Prior to Capital Bank, Ms. Curtis spent 16 years at Century National Bank until its acquisition by United Bank in 2001



Kathy Yamada
Chief Credit Officer

- Joined Capital Bank in 2010
- Ms. Yamada is responsible for the credit administration function including credit policy, loan approval process, loan quality, portfolio risk management and special assets
- Prior to Capital Bank, Ms. Yamada spent more than 20 years at Equitable Bank managing its loan origination and credit administration functions



Eric M. Suss
Chief Human Resources Officer

- Joined Capital Bank in 2012
- Nearly 20 years of experience in human resources and talent recruitment
- Prior to Capital Bank, Mr. Suss spent nearly 10 years in human resources with CPA Global, a leading international provider of outsourced intellectual property solutions

3

CAPITAL BANCORP, INC.

Fourth Quarter 2018 Highlights • Underwriters exercised their full over-allotment option of $3.9mm • CBNK added to the Russell 2000 Index • Net interest margin, excluding the credit card portfolio increased slightly from the third to the fourth quarter • Asset quality remained stable during the fourth quarter • Loan and deposits growth accelerated in the quarter to 18.8% and 19.4%, respectively, on an annualized basis • The mortgage business remained profitable every month in the quarter and for the full year 2018 • OpenSky® realized benefits of cost initiatives and scale to meaningfully lower its operating cost per open account • Capitalized on market disruption, recruiting key sales talent: • three commercial lenders • nine mortgage loan officers • Launched our QuickClose digital mortgage platform in partnership with fintech provider Roostify . Aité 2018 Impact Innovation Award for New Product Development for cash management and payments solution • Scott Brannan, former CFO of Colfax Corp joined the Capital Bancorp Board of Directors 4

Overview of Capital Bancorp, Inc. Franchise Highlights Footprint Corporate Headquarters - Rockville, MD • Branch Balance Sheet – 12/31/18 ($mm) Unaudited ® Assets $1,105 • OpenSky Loans (Held for Investment) 1,000 • LPO Deposits 955 • Mortgage 2018 Financial Performance ROAA 1.22% ROATCE 13.94% Loan Growth 12.74% Efficiency Ratio 73.23% Net Interest Margin 5.59% NPAs / Assets 0.44% NCOs / Avg. Loans 0.09% Corporate Timeline ‘99 Founded as Harbor Capital National Bank ‘02 Recapitalized by a group of investors led by Steve Ashman ‘10 Opened Church Street Mortgage ’11- ® ’13 Acquired 3 failed institutions including OpenSky ‘12 Hired Ed Barry as CEO ‘17 Achieved $1 billion in total assets ‘18 Successful Initial Public Offering 5 ROATCE is a non-GAAP measure. Please refer to the non-GAAP schedules included in the Appendix to this presentation for a reconciliation of this measure.

Diversified Lines of Business

Thinking Ahead

Commercial Banking	OpenSky® Secured Credit Card	Residential Mortgage Origination

Commercial Banking

- Over $1 billion of assets
- Provide sophisticated advice and exceptional client service
- Target customers with complex financial needs
- Loan officers are trusted advisors to their clients
- Service level proven by significantly greater than peer loan yield

OpenSky® Secured Credit Card

- $34.7 million portfolio
- Credit related consumer product secured by deposits
- High yield plus fee income and significant NIB deposits
- Differentiated consumer business line
- Originated nationwide through digital channels
- Proprietary web/mobile origination platform

Residential Mortgage Origination

- 2.49% YTD GOS margin
- 79% purchase volume YTD
- 13% of net revenue
- National business line; 70% of origination volume in MD, VA and DC
- Recent hires focused on purchased money originations and niche products

Loans Held for Investment ($MM)



$639
$763
$887
$1,000
2015Y
2016Y
2017Y
2018Y

Number of Cards Outstanding



28.3
38.9
63.4
96.4
149.2
170.0
2013Y
2014Y
2015Y
2016Y
2017Y
2018Y

Mortgage Volume ($MM) & Gain on Sale



$755
$854
$436
$335
1.52%
1.82%
2.01%
2.49%
2015Y
2016Y
2017Y
2018Y
Purchase
Re-finance
GOS Margin

6

CAPITAL BANCORP, INC.

Investment Highlights • The Washington, D.C. and Baltimore, MD MSAs make up one of the largest Operate in and wealthiest regions in the U.S. Premier Markets • Consolidation creates new opportunities for customer and talent acquisition • Market insulated from economic downturns by federal government presence • Profitability has consistently exceeded community banking peers Consistently • Entrepreneurial culture with a disciplined strategic approach High Performing • Strong organic balance sheet growth Community Bank • Superior asset quality Innovation • Secured credit card and mortgage divisions drive high fee income Driven, Fee • Proprietary technology and analytics Based • Digital enabled marketing Businesses Entrepreneurial • Experts in their fields combining large and community bank skills Management • Capabilities in data, analytics, marketing and technology Team • Substantial Board and management ownership • Significant investment in sales force across business lines driving Poised with accelerating loan and core deposit growth Earnings • Asset sensitive with 63% of the loan portfolio as variable rate Momentum • Scalable OpenSky® infrastructure and investment in analytics 7

Exceptional Markets

Thinking Ahead

Median Household Income by County ($000)



$61
$82
$104
$117
$120
U.S.
Washington, D.C.
Montgomery, MD
Howard, MD
Fairfax, MD

Growth of Capital Bank Cities of Operation[2]

Pop. Growth 2010-Current



5.80%
14.00 %
U.S.
Capital Bank

Est. Pop. Growth Next Five Years



3.50%
7.00%
U.S.
Capital Bank

Washington, D.C. – Baltimore, MD Market

- Total population of more than 9.0 million
- Includes the four wealthiest counties in the U.S. (as measured by median HH income)
- Combined GDP of $696 billion (would rank 3rd nationally among U.S. MSAs)
- Washington D.C. MSA added 41,300 jobs between May 2017 and May 2018[1]
- Approximately 45% of the combined population of the Washington, DC and Baltimore, MD MSAs has a college degree[3]
- Home to 15 companies from the 2017 Fortune 500 list and 4 of the U.S.'s largest 100 private companies
- Significant opportunity to take market share from large, out of market players: Top 6 banks in both Washington, D.C. and Baltimore, MD MSAs are $50B+ institutions

Source: S&P Global Market Intelligence, Bureau of Labor Statistics and GMU Center for Regional Analysis.

(1) Data is not seasonally adjusted. http://cra.gmu.edu/wp-content/uploads/2018/06/Full-presentation-6-18-18.pdf

(2) Represents aggregate population growth of Capital's cities of operation. Cities of operation defined as cities where the Company has a full service branch location.

(3) Determined as the percentage of the population with a bachelor's degree or higher.

8

CAPITAL BANCORP, INC.

Consistently Superior Profitability ROAA (%) ROATCE (%) 15.76% 1.23% 1.25% 1.22% 14.90% 14.41% 14.75% 1.17% 13.94% 13.94% 1.10% 1.13% 1.02% 10.97% 0.83% 0.80% 8.78% 0.70% 0.74% 8.54% 8.78% 8.72% 0.65% 7.13% 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y ROAA ROAA, as Adjusted (1) Peer Median (2) ROATCE ROATCE, as Adjusted (1) Peer Median (2) . 2017 earnings impacted by $2.3 million of pre-tax, one-time data processing conversion costs, $2.4 million of pre-tax, non-recurring forgone interest and fees and a $1.4 million deferred tax asset revaluation Note: 2013 data excludes the impact of bargain purchase gains. (1) ROAA, as Adjusted and ROATCE, as Adjusted are non-GAAP measures and exclude $4.2 million of non-recurring charges and lost revenue. Please refer to the non- GAAP schedules included in the Appendix to this presentation for a reconciliation of this measure. 9 (2) Peer group consists of major exchange traded (“MET”) banks with most recent quarter assets less than $2.0 billion. Includes 146 MET banks with median total assets of $1.1 billion. Excludes merger targets. Peer data per S&P Global Market Intelligence as of 9/30/18.

Thinking Ahead

Embracing the Power of Technology

Internally Developed Technology Solutions

- In-house team of 9 individuals
- Apollo customer acquisition system developed for OpenSky® provides automated work flows for digital account applications processes
- In-house staff participates in business development calls and designs bespoke technology solutions for customers to enhance their operational efficiency
- Proprietary data warehouse built to run analytics and identify opportunities
- Received Aité 2018 Impact Innovation Award for New Product Development for cash management and payments solution

Proprietary Business Analytics

- OpenSky® :
  - Proprietary customer behavior scoring (B-Score)
  - Algorithmic, selective credit line increases (CLIP program)
  - Net present value driven models drive product and marketing decisions
- Internally developed commercial credit stress testing which tracks micro market performance

Web and Mobile Enabled Platforms

- Social media driven OpenSky® and mortgage marketing programs
- User-friendly OpenSky® mobile application; 70% of applications are submitted on mobile devices using a digital platform
- Online marketing campaigns are closely tracked and analyzed to assess efficacy and ensure commercial effectiveness
- Digital mortgage platform launched in fourth quarter 2018

10

CAPITAL BANCORP, INC.

Strategic Approach Drives Track Record of Strong Growth Disciplined Business Strategy Total Assets ($MM) . Deliver premium, advice-based solutions to our customers $1,105 $1,026 $906 . Leverage technology to differentiate products and $743 services $619 $489 . Instill a sales-focused, entrepreneurial culture 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y 11

Loan Portfolio Total Loans HFI ($MM) Loan Composition Construction 16% $1,000 $887 Non-Owner Residential Occupied $763 R.E. CRE 41% 15% $639 $506 $408 Owner Occupied Credit Card Commercial CRE 3% & Industrial 13% 12% 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y . Owner-occupied CRE loans make up approximately 47% of total commercial real estate loans . Residential real estate loans consist primarily of investment 1-4 family property (rentals) . Strong underwriting standards . Regular portfolio stress testing includes analyzing the construction portfolio for declines in property values 12 Loan composition data as of 12/31/18.

Commercial Real Estate (“CRE”) Concentration Levels CRE / Total Risk Based Capital (“RBC”) Breakdown 328.5% 337.4% 302.5% 194.9% 242.6% 182.3% 142.5% 120.2% 86.0% Peer Average (Banks) Capital Bank Capital Bancorp Construction / RBC Non-Owner Occupied CRE / RBC . Construction lending is a historical core competency focused on single family homes and individual condo and townhouse conversions to established builders . Loan to value limits of 75% for investor and 80% for owner-occupied construction lending . Construction loans provide a short-duration, high-yield asset class, plus loan fee income, which supports asset sensitivity . Deep expertise in CRE and real estate development at the Board level Source: S&P Global Market Intelligence. Peer data as of 9/30/18. Peer group consists of: EGBN, SASR, OLBK, ANCX, SONA, JMSB, HBMD, TCFC and FVCB. Represents bank-level regulatory data. Peer data per S&P Global Market Intelligence. 13

Superior Asset Quality Metrics Nonperforming Loans ($MM) Nonperforming Assets / Assets Commercial Credit Card and Industrial $0.0 $0.7 1.58% Residential Real Estate 1.10% $2.2 0.80% 0.51% 0.54% 0.90% 0.44% Commercial 0.68% 0.63% 0.59% 0.44% Real Estate 0.29% $1.5 $0 nonaccrual or 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y 90+ day past due construction loans NPAs /Assets Peer Median (2) Commercial Real Estate NCOs(1) Net Charge-offs / Average Loans 0.13% 0.09% 0.08% 0.07% 0.33% 0.05% 0.05% 0.05% 0.06% 0.03% 0.01% 0.02% 0.15% 0.09% 0.10% 0.09% -0.01% 0.07% 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y CRE NCOs / Avg CRE Loans Peer Average (2) Peer data per S&P Global Market Intelligence as of 9/30/18. (1) Commercial RE includes all construction and commercial real estate loans. Average commercial real estate loans based upon 2 period averages. (2) Peer group consists of: EGBN, SASR, OLBK, ANCX, SONA, JMSB, HBMD, TCFC and FVCB. Peer data per S&P Global Market Intelligence. 14

Asset Sensitive Balance Sheet Fixed vs. Variable Rate Loan Mix Yield on Loans 8.50% 7.50% 7.16% 6.45% 6.44% 6.50% 6.18% 5.50% Fixed 5.78% 5.76% 5.57% 5.76% 37% 4.50% 4.79% 4.62% 4.66% 4.86% 3.50% 2.50% 1.50% Variable 63% 0.50% -0.50% 2015Y 2016Y 2017Y 2018Y Loan Yield ex Card Loan Yield Peer Median (2) . Short duration loan portfolio well positioned for current interest rate environment . Excluding credit card portfolio, loan yield has averaged more than a 100bps premium to local peers since 2015 Peer data per S&P Global Market Intelligence as of 9/30/18. (1) Data includes loans held for sale. (2) Peer group consists of: EGBN, SASR, OLBK, ANCX, SONA, JMSB, HBMD, TCFC and FVCB. Peer data per S&P Global Market Intelligence as of 9/30/2018. 15

Deposit Portfolio Composition Core deposit momentum: Deposit Portfolio Composition  Recruiting deposit sales teams, including fiduciary Time Noninterest Deposits Bearing salespeople, from recently acquired competitors >$100K 25% driving core deposit growth 29%  Customizing solutions for clients, including fiduciary and property management firms, to NOW 9% generate low-cost business deposit accounts Time  Deposits Selectively adding full service branches to support <$100K areas with high customer concentration 7%  OpenSky® provides a unique channel for Money Market generating noninterest bearing deposits 30% Non-time Deposit Growth ($MM) Cost of Deposits $680 1.08% $588 $60 $482 0.76% $54 0.68% $400 0.59% 0.79% $39 $28 $620 $534 0.52% $443 0.49% $372 0.45% 2015Y 2016Y 2017Y 2018Y 2015Y 2016Y 2017Y 2018Y Other Non-time Deposits Credit Card Deposits Cost of Deposits Peer Median (1) CAGR measured from 12/31/15 through 12/31/18. (1) Peer group consists of: EGBN, SASR, OLBK, ANCX, SONA, JMSB, HBMD, TCFC and FVCB. Peer data per S&P Global Market Intelligence as of 9/30/18. 16

Delivering Superior Net Interest Margin Net Interest Margin(2) . Deliver real, advice-based solutions to 5.41% 5.59% 5.37% 5.59% 5.02% 5.18% customers’ complex credit needs vs. acting as the low-cost provider (largely avoid bid situations) 3.93% 3.97% 4.01% 3.73% 3.72% 3.68% . Specifically target customers with complex credit needs 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y Net Interest Margin Peer Median (1) . Net Interest Margin, ex Credit Card Net interest margin is supported by OpenSky® portfolio leveraged to short-term interest rates 5.30% 5.47% 4.60% 4.53% 4.31% 4.28% . Consistently collect loan fees 3.93% 3.97% 4.01% 3.73% 3.72% 3.68% 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y Net Interest Margin, ex Credit Card Peer Median (1) (1) Peer group consists of: EGBN, SASR, OLBK, ANCX, SONA, JMSB, HBMD, TCFC and FVCB. Peer data per S&P Global Market Intelligence. 17 (2) 2017Y represents Net Interest Margin, as Adjusted and is a non-GAAP measure adjusted for the impact of non-recurring foregone interest and fees related to the OpenSky® data processing conversion. Please refer to the non-GAAP schedules included in the Appendix to this presentation for a reconciliation of this measure.

Differentiated Revenue Model Net Revenue(1) $74.3 $66.4 $63.2 $48.6 $41.2 $35.5 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y Noninterest Income to Net Revenue(1) OpenSky® & Church Street Mortgage contribute to fee income levels in excess of peer median 32.40% 30.70% 28.70% 27.80% 22.80% 22.10% 11.10% 9.70% 9.60% 9.00% 9.00% 9.00% 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y Capital Bank Peer Median (2) (1) 2017Y data is based on Adjusted Revenue which is a non-GAAP measure adjusted for the impact of $2.4 million of non-recurring foregone interest and fees related to the OpenSky® data processing conversion. Please refer to the non-GAAP schedules included in the Appendix to this presentation for a reconciliation of this measure. 18 (2) Peer group consists of: EGBN, SASR, OLBK, ANCX, SONA, JMSB, HBMD, TCFC and FVCB. Peer data per S&P Global Market Intelligence as of 9/30/2018.

Efficiency Ratio

Thinking Ahead


Efficiency Ratio(1)(2)
70.0%
70.0%
71.6%
68.6%
73.9%
73.2%
6.1%
66.1%
65.0%
63.6%
62.0%
67.8%
58.2%
59.3%
2013Y
2014Y
2015Y
2016Y
2017Y
2018Y
Efficiency Ratio
Peer Median (3)

- Recent investments should have a positive long-term impact on efficiency:
  - Credit card data processing conversion has elevated expenses in the short term but positioned the business for the long-term
  - Hired 7 deposit gathering business development officers since the beginning of 2017 to support core funding growth
  - Reston and Columbia branch locations opened in Q2 2017 and Q2 2018, respectively

(1) Efficiency ratio is a non-GAAP measure. Please refer to the non-GAAP schedules included in the Appendix to this presentation for a reconciliation of this measure.
(2) 2017Y includes Efficiency Ratio, as Adjusted and is a non-GAAP measure adjusted for the impact of \$2.4M of non-recurring foregone interest and fees and \$2.3 million of non-recurring data processing expenses related to the OpenSky® data processing conversion. Please refer to the non-GAAP schedules included in the Appendix to this presentation for a reconciliation of this measure.

19

(3) Peer group consists of: EGBN, SASR, OLBK, ANCX, SONA, JMSB, HBMD, TCFC and FVCB. Peer data as of 9/30/18 per S&P Global Market Intelligence.

CAPITAL BANCORP, INC.

OpenSky® Secured Credit Card Division . Customer Demographics Number of Outstanding Accounts  Underserved by traditional credit 170.0 products 149.2  Poor or nonexistent credit history  Nationwide customer base 96.4  Minimum initial deposit of $200 and 63.4 maximum initial deposit of $3,000 per 38.9 card and $5,000 per individual 28.3 . Value Proposition  Help customers repair or create 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y acceptable credit history Credit Card Loans & Deposits ($MM)  Functions as a traditional VISA credit card $60.0 . Technology driven $53.6  Nationwide web and mobile platform – $39.1 $34.7 $31.5 70% of applications are submitted on $27.8 mobile devices using adaptive digital $18.4 $20.4 platform $14.1 $13.8 $7.4 $9.6  Perform proprietary analytics on customer base to monitor and innovate 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y the portfolio Collateral Deposits Loans 20 CAGRs measured from 12/31/13 through 12/31/18.

Church Street Mortgage Division Purchase vs. Re-finance Volume & GOS Margin . Right-sized mortgage division in conjunction with Federal Reserve rate hikes and in anticipation of a reduction in industry-wide re-finance volume $2.9B $0.4B $0.3B . 100.0% 3.0% Production hires since the beginning of 2017 focused on niche products and purchase 20.6% 77.6% 47.5% originations 2.49% 2.5% 75.0% . 70% of origination volume within our primary market 2.0% areas of MD, VA and Washington, D.C. 2.0% . 50.0% 1.5% National technology-enabled consumer direct 1.5% marketing efforts, including social media campaigns 79.4% 1.0% . Right sizing of business model has led to profitability 25.0% 52.5% throughout 2018 0.5% 22.4% . Selected by local teachers association and 0.0% 0.0% supporting organization to offer special mortgage 2013Y - 2016Y 2017Y 2018Y programs and education Purchase Volume Re-finance Volume GOS Margin . Launched QuickClose digital mortgage platform for application processing 21

Creating Long-Term Shareholder Value Earnings per Share (EPS) Growth Tangible Book Value per Share (TBV) Growth Capital CAGR: 9.4%(1) Capital CAGR: 13.1%(2) Peer CAGR: 5.5% Peer CAGR: 7.0% $8.38 $8.0 $1.02 $0.99 $6.94 $6.35 $0.84 $5.83 $6.35 $0.74 $0.85 $5.25 $6.02 $0.69 $0.65 $0.80 $5.61 $0.76 $4.53 $0.72 $5.22 $0.68 $4.87 $0.65 $0.62 $4.0 $4.53 $0.0 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y TBV per Share (4) Indexed Peer Growth EPS, diluted EPS, as Adjusted(3) Indexed Peer Growth Peer group consists of: EGBN, SASR, OLBK, ANCX, SONA, JMSB, HBMD, TCFC and FVCB. Peer data per S&P Global Market Intelligence as of 9/30/18. Note: 2013 earnings per share for Capital excludes bargain purchase gains. (1) Based on as adjusted EPS for 2017. CAGR represents the period from 2013 through 2018. (2) CAGR represents the period between 2013 and 2018. (3) EPS, as Adjusted is a non-GAAP measure and excludes $4.2 million of non-recurring charges and lost revenue. Please refer to the non-GAAP schedules included in the Appendix to this presentation for a reconciliation of this measure. (4) Tangible book value per share is a non-GAAP measure. Please refer to the non-GAAP schedules included in the Appendix to this presentation for a reconciliation of this measure. 22

Delivering Long-Term Shareholder Value - Earnings Net Income Actual Consensus $14.00 $12.76 $12.54 $12.00 $10.00 $9.28 $8.00 $6.00 $4.00 $3.10 $2.00 $3.15 $3.48 $3.26 $3.10 $- 9/30/2018 12/31/2018 12/31/2018 3/31/2019 Consensus Net Income – quarter to date Actual Net Income – quarter to date Consensus Net Income – year to date Actual Net Income – year to date 23 Consensus per S&P Global Market Intelligence as of 12/31/2018.

Delivering Long-Term Shareholder Value - EPS Earnings per Share - Diluted Actual Consensus $1.20 $1.02 $1.01 $1.00 $0.80 $0.77 $0.60 $0.40 $0.22 $0.26 $0.20 $0.25 $0.24 $0.22 $- 9/30/2018 12/31/2018 12/31/2018 3/31/2019 Consensus EPS – quarter to date Actual EPS – quarter to date Consensus EPS – year to date Actual EPS – year to date 24 Consensus per S&P Global Market Intelligence as of 12/31/2018.

Conclusions . Operate in Premier Markets . Consistently High Performing Community Bank . Innovation Driven, Fee Based Businesses . Entrepreneurial Management Team . Poised with Earnings Momentum 25

Appendix 26

ROATCE Reconciliation “Return on average tangible common equity” is a non-GAAP measure defined as net income, less bargain purchase gain (net of taxes), plus the amortization of intangible assets (net of taxes) divided by average total equity net of average intangible assets. Dollars in Thousands Year Ended December 31, 2013 2014 2015 2016 2017 2018 Net Income $ 6,857 $ 6,793 $ 7,492 $ 9,441 $ 7,109 $ 12,767 Less: Bargain Purchase Gain, net of taxes (1,076) - - - - - Add: Intangible Asset Amortization, net of taxes 33 20 14 10 - - Net Income Excluding Intangible Amortization and Bargain Purchase Gain, net, as Adjusted $ 5,814 $ 6,813 $ 7,506 $ 9,451 $ 7,109 $ 12,767 Average Total Equity 36,965 45,775 53,883 65,590 76,543 91,590 Less: Average Preferred Equity - - - - - - Less: Average Intangible Assets (84) (53) (26) (8) - - Average Tangible Common Equity $ 36,881 $ 45,722 $ 53,857 $ 65,582 $ 76,543 $ 91,590 Return on Average Tangible Common Equity 15.76% 14.90% 13.94% 14.41% 9.29% 13.94% 27

Thinking Ahead

ROATCE, as Adjusted Reconciliation

"Return on average tangible common equity, as adjusted" is a non-GAAP measure defined as net income, less bargain purchase gain (net of taxes), plus non-recurring foregone interest and fees, plus non-recurring data processing expenses, plus non-recurring deferred tax revaluation, less the tax impact of conversion-related items, plus the amortization of intangible assets (net of taxes), divided by average total equity, net of average intangible assets.

Dollars in Thousands	Year Ended December 31,					
	2013	2014	2015	2016	2017	2018
Net Income	$ 6,857	$ 6,793	$ 7,492	$ 9,441	$ 7,109	$ 12,767
Less: Bargain Purchase Gain, net of taxes	(1,076)	-	-	-	-	-
Add: Non-recurring foregone interest and fees	-	-	-	-	2,370	-
Add Non-recurring data processing expenses	-	-	-	-	2,275	-
Add: Non-recurring deferred tax revaluation	-	-	-	-	1,386	-
Less: Tax impact of conversion related items	-	-	-	-	(1,847)	-
Net Income, as Adjusted	$ 5,781	$ 6,793	$ 7,492	$ 9,441	$ 11,293	$ 12,767
Add: Intangible asset amortization, net of taxes	33	20	14	10	-	-
Net Income Excluding Intangible Amortization and Bargain Purchase Gain, net, as Adjusted	$ 5,814	$ 6,813	$ 7,506	$ 9,451	$ 11,293	$ 12,767
Average Total Equity	36,965	45,775	53,883	65,590	76,543	91,590
Less: Average Preferred Equity	-	-	-	-	-	-
Less: Average Intangible Assets	(84)	(53)	(26)	(8)	-	-
Average Tangible Common Equity	$ 36,881	$ 45,722	$ 53,857	$ 65,582	$ 76,543	$ 91,590
Return on Average Tangible Common Equity	15.76%	14.90%	13.94%	14.41%	14.75%	13.94%

28

CAPITAL BANCORP, INC.

ROAA, as Adjusted Reconciliation “Return on average assets, as adjusted” is a non-GAAP measure defined as net income, less bargain purchase gain (net of taxes), plus non-recurring foregone interest and fees, plus non- recurring data processing expenses, plus non-recurring deferred tax revaluation, less the tax impact of conversion-related items, divided by average total assets. Dollars in Thousands Year Ended December 31, 2013 2014 2015 2016 2017 2018 Net Income $ 6,857 $ 6,793 $ 7,492 $ 9,441 $ 7,109 $ 12,767 Less: Bargain Purchase Gain, net of taxes (1,076) - - - - - Add: Non-recurring foregone interest and fees - - - - 2,370 - Add Non-recurring data processing expenses - - - - 2,275 - Add: Non-recurring deferred tax revaluation - - - - 1,386 - Less: Tax impact of conversion related items - - - - (1,847) - Net Income, as Adjusted $ 5,781 $ 6,793 $ 7,492 $ 9,441 $ 11,293 $ 12,767 Average Total Assets $ 471,400 $ 541,934 $ 679,595 $ 832,619 $ 964,946 $ 1,045,732 Return on Average Assets 1.23% 1.25% 1.10% 1.13% 1.17% 1.22% 29

Net Interest Margin, as Adjusted Reconciliation “Net interest margin, as adjusted” is a non-GAAP measure defined as net interest income, plus non- recurring foregone interest and fees, divided by average interest earning assets. Dollars in Thousands Year Ended December 31, 2013 2014 2015 2016 2017 2018 Net Interest Income $ 25,327 $ 29,717 $ 33,676 $ 42,759 $ 48,911 $ 57,888 Add: Non-recurring foregone interest and fees - - - - 2,370 - Net Interest Income, as Adjusted $ 25,327 $ 29,717 $ 33,676 $ 42,759 $ 51,281 $ 57,888 Average interest earning assets $ 467,772 $ 531,505 $ 671,275 $ 825,676 $ 955,479 $ 1,035,731 Net Interest Margin, as Adjusted 5.41% 5.59% 5.02% 5.18% 5.37% 5.59% 30

Net Revenue & Noninterest Income to Net Revenue Reconciliation Net revenue for 2017 has been adjusted to exclude the impact of non-recurring foregone interest and fees and as such is considered a non-GAAP measure. Dollars in Thousands Year Ended December 31, 2013 2014 2015 2016 2017 2018 Noninterest Income $ 10,171 $ 11,442 $ 14,929 $ 20,473 $ 15,149 $ 16,421 Net Interest Income 25,327 29,717 33,676 42,759 48,911 57,888 Add: Noninterest Income 10,171 11,442 14,929 20,473 15,149 16,421 Add: Non-recurring foregone interest and fees - - - - 2,370 - Adjusted Revenue $ 35,498 $ 41,159 $ 48,605 $ 63,232 $ 66,430 $ 74,309 Noninterest Income to Adjusted Revenue 28.7% 27.8% 30.7% 32.4% 22.8% 22.1% 31

Efficiency Ratio, as Adjusted Reconciliation “Efficiency ratio, as adjusted” is a non-GAAP measure defined as total noninterest expense less non-recurring data processing expenses, divided by the sum of net interest income, noninterest income and non-recurring foregone interest and fees. Dollars in Thousands Year Ended December 31, 2013 2014 2015 2016 2017 2018 Noninterest Expense $ 24,836 $ 28,821 $ 34,817 $ 43,380 $ 47,306 $ 54,420 Less: Non-recurring data processing expenses - - - - (2,275) - Adjusted Noninterest Income 24,836 28,821 34,817 43,380 45,031 54,420 Net Interest Income 25,327 29,717 33,676 42,759 48,911 57,888 Add: Noninterest Income 10,171 11,442 14,929 20,473 15,149 16,421 Add: Non-recurring foregone interest and fees - - - - 2,370 - Adjusted Revenue $ 35,498 $ 41,159 $ 48,605 $ 63,232 $ 66,430 $ 74,309 Efficiency Ratio, as Adjusted 70.0% 70.0% 71.6% 68.6% 67.8% 73.2% 32

Diluted Earnings Per Share, as Adjusted Reconciliation “Diluted earnings per share, as adjusted” is a non-GAAP measure defined as net income, less bargain purchase gain (net of taxes), plus non-recurring foregone interest and fees, plus non- recurring data processing expenses, plus non-recurring deferred tax revaluation, less the tax impact of conversion-related items, divided by the diluted weighted average shares outstanding. Dollars in Thousands Year Ended December 31, 2013 2014 2015 2016 2017 2018 Net Income $ 6,857 $ 6,793 $ 7,492 $ 9,441 $ 7,109 $ 12,767 Less: Bargain Purchase Gain, net of taxes (1,076) - - - - - Add: Non-recurring foregone interest and fees - - - - 2,370 - Add Non-recurring data processing expenses - - - - 2,275 - Add: Non-recurring deferred tax revaluation - - - - 1,386 - Less: Tax impact of conversion related items - - - - (1,847) - Net Income, as Adjusted 5,781 6,793 7,492 9,441 11,293 12,767 Add: Convertible debt interest expense 281 281 281 - - - Net Income for Diluted EPS $ 6,062 $ 7,074 $ 7,773 $ 9,441 $ 11,293 $ 12,767 Diluted Weighted Average Shares Outstanding 9,336,596 10,279,548 10,488,036 11,289,044 11,428,000 12,463,777 Diluted Earnings per Share, as Adjusted $ 0.65 $ 0.69 $ 0.74 $ 0.84 $ 0.99 $ 1.02 33

Tangible Book Value Per Share Reconciliation “Tangible book value per share” is a non-GAAP measure defined as total stockholders’ equity, less intangible assets, divided by shares of common stock outstanding. Dollars in Thousands Year Ended December 31, 2013 2014 2015 2016 2017 2018 Total Stockholders'Equity 42,421 50,216 59,657 70,748 80,119 114,563 Less: Preferred Equity - - - - - - Less: Intangible Assets (72) (39) (17) - - - Tangible Common Equity $ 42,349 $ 50,177 $ 59,640 $ 70,748 $ 80,119 $ 114,563 Period End Shares Outstanding 9,342,860 9,562,820 10,225,780 11,144,696 11,537,196 13,672,479 Tangible Book Value per Share $ 4.53 $ 5.25 $ 5.83 $ 6.35 $ 6.94 $ 8.38 34